UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 27, 2013

Commission File Number:  001-32420

True Drinks Holdings, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
84-1575085
(IRS Employer Identification No.)

18552 MacArthur Blvd, Suite 325, Irvine, California 92612
(Address of principal executive offices)

949-203-3500
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Lance Leonard, Chief Executive Officer of True Drinks Holdings, Inc. (the "Company") today issued a letter to the Company's shareholders which sets forth certain accomplishments achieved by the Company during the first six months of 2013, and includes certain forward looking statements. A copy of the CEO Letter is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K, "Regulation FD Disclosure." This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

Disclaimer.

This Current Report on Form 8-K, including any exhibits attached hereto, may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements identified by words such as "may", "could", "would", "should", "believes", "expects","anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

True Drinks Holdings, Inc.

Date:   June 27, 2013
By:	/s/ Daniel Kerker

Name: Daniel Kerker
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	CEO Letter, dated June 27, 2013